Exhibit 4



















                                TANDY CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN



















                          Effective as of April 1, 1998







ARTICLE I

Purpose

1.1 General. The purpose of the Plan is to attract, motivate, and retain top management employees of the Company by providing an opportunity and an incentive for each individual to defer the receipt of compensation otherwise payable currently and to accumulate earnings thereon on a tax-deferred basis.

1.2 Unfunded Plan. The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.


ARTICLE II

Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1 12% Match. "12% Match" means the amount credited to a Participant's Stock Account by reason of an elective deferral under section 6.1 hereof.

2.2  Board. "Board" means the Board of Directors of the Company.

2.3 Bonus Deferral Election. "Bonus Deferral Election" means an election to defer payment of an annual bonus, if any, in the form(s) provided by the Committee subject to the requirements and terms of Article IV hereof.

2.4 Committee. "Committee" means a committee of the Board consisting of at least two (2) members, all of whom are Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.5 Common Stock. "Common Stock" means the common stock, par value of $1.00 per share, of the Company.

2.6 Company. "Company" means Tandy Corporation, a Delaware corporation, or any successor entity thereto, including without limitation, the transferee of all or substantially all of the stock or assets of the Company.

2.7 Deferral Account. "Deferral Account" means the notional account established and maintained for each Participant in accordance with Article VI hereof, for bookkeeping purposes only, to measure the value of elective deferrals made under the Plan and the earnings thereon. Amounts credited to the Deferral Account shall be expressed in dollars and cents.

2.8 Deferral Election. "Deferral Election" means a Salary Deferral Election or a Bonus Deferral Election as defined under this Article II.

2.9 Disability. "Disability" means the suffering from a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with rules applied uniformly to all employees of the Company, totally and permanently prevents the Participant from performing the customary duties of his or her regular job with the Company.

2.10 Disinterested Director. "Disinterested Director" means a director of the Company who is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

2.11 Dividend Equivalent. "Dividend Equivalent" means the amount equal to the cash dividend payable on a single share of Common Stock.

2.12 Fair Value. "Fair Value" means the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange for any day (or if Common Stock was not traded on such day, the most recent preceding trading day).

2.13 Participant.   "Participant"  means  any  individual  who  is  eligible  to participate in the Plan as provided in ----------- section 4.1 hereof.

2.14 Payment Election. "Payment Election" means an election to determine the time and manner of payments hereunder in the form(s) provided by the Committee subject to the requirements and terms of Article VIII hereof.

2.15 Plan. "Plan" means the Tandy Corporation Executive Deferred Compensation Plan, as from time to time amended. ----

2.16 Plan Year. "Plan Year" means the period beginning on the effective date of the Plan and ending on December 31 --------- and thereafter any calendar year.

2.17 Salary Deferral Election. "Salary Deferral Election" means an election to defer payment of base salary in the form(s) provided by the Committee subject to the requirements and terms of Article IV hereof.

2.18 Stock Account. "Stock Account" means the notional account established and maintained for each Participant in accordance with Article VII hereof, for bookkeeping purposes only, to measure the value of any 12% Match and the Dividend Equivalents thereon. Amounts credited to the Stock Account shall be expressed in the form of Stock Units and fractional Stock Units.

2.19 Stock Unit. "Stock Unit" means a unit of account which is deemed to equal a single share of Common Stock. ----------

2.20 Unforeseeable Emergency. "Unforeseeable Emergency" means an immediate financial need of the Participant resulting from extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.


ARTICLE III

Administration

3.1 Committee. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Except as otherwise provided in the Plan, the Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper.

3.2 Duties. The Committee, or any person or entity designated by the Committee, shall be responsible for the administration of the Plan including but not limited to determination of eligibility, receiving deferral elections, provision of investment choices, distribution of benefits hereunder, maintenance of account balances, calculation of hypothetical investment returns and any other duties concerning the day-to-day operation of the Plan.

3.3 Adjudication. Any decision made, or action taken, by the Committee or the Board arising out of, or in connection with, the interpretation and administration of the Plan, including but not limited to the adjudication of claims and payment of benefits hereunder, shall be final and conclusive.

3.4 Indemnification. No member of the Committee or its delegate shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing, denying authorization to, or failing to authorize any transaction hereunder.


ARTICLE IV

Participation

4.1 Eligibility. Participation in the Plan shall be limited to any employee of the Company and its subsidiaries who is either an officer of the Company or a division officer on the effective date of the Plan or who is otherwise selected by the Committee, in its sole discretion, to participate in the Plan.

4.2      Filing an Election.

         (a) A Salary Deferral Election shall be effective for a Plan Year if the Participant files an executed Salary Deferral Election with the Committee by December 15th of the Plan Year immediately preceding such Plan Year, provided however, for the initial Plan Year, a Participant may file an executed Salary Deferral Election with the Committee by March 27, 1998 which shall solely cover salary paid on or after April 1 of such Plan Year.

         (b) A Bonus Deferral Election shall be effective for the Plan Year for which the bonus, if any, is earned if the Participant files an executed Bonus Deferral Election with the Committee by September 30th of such Plan Year.

         (c) Notwithstanding the foregoing, if (during any Plan Year) any employee of the Company or its subsidiaries is hired or promoted into the classification of employees eligible to participate in the Plan described in Section 4.1, then such employee shall become a Participant in the Plan on the first day of the second month following such employee's date of hire or date of promotion ("Initial Eligibility Date") and he may file a Deferral Election for the Plan Year including his Initial Eligibility Date subject to the following:

                  (1) Salary Deferral Election. The Participant must file the Salary Deferral Election no later than 10 days prior to his Initial Eligibility Date and the Salary Deferral Election shall solely cover salary paid on or after his Initial Eligibility Date through the last day of such Plan Year.

                  (2) Bonus Deferral Election. The Participant may file a Bonus Deferral Election subject to the terms and conditions otherwise described in this Section 4.2 and the Plan.

4.3 Irrevocable. A Deferral Election shall be irrevocable once filed with the Committee except as provided in Articles VIII, XI, and XII hereof.


ARTICLE V

Compensation Subject to Deferral

5.1 Base Salary. With respect to the base salary otherwise payable to a Participant during the Plan Year for which a Salary Deferral Election is in effect, the dollar amount or percentage of salary specified on such Salary Deferral Election shall be deferred in accordance with the terms prescribed therein; provided however that such Salary Deferral Election shall be for no more than 80% of the Participant's salary, unless otherwise permitted by the Committee.

5.2 Annual Bonus. With respect to the annual bonus, if any, that is earned by a Participant during the Plan Year for which a Bonus Deferral Election is in effect, the dollar amount or percentage of annual bonus specified on such Bonus Deferral Election shall be deferred in accordance with the terms prescribed therein; provided however that such Bonus Deferral Election shall be for no more than 80% of the Participant's bonus, unless otherwise permitted by the Committee.


ARTICLE VI

Elective Deferrals

6.1 Elective Deferral. Amounts deferred under Article V hereof with respect to each Plan Year of participation in the Plan shall be credited to the Participant's Deferral Account if, as, and when such amounts would otherwise have been paid to the Participant.

6.2 Vesting. Except as provided in section 8.7 hereof, each Participant shall have a nonforfeitable and fully vested right to the amounts credited in such Participant's Deferral Account.

6.3 Investment Choices. Each Participant shall be entitled to direct the deemed investment of the amounts credited to such Participant's Deferral Account in any of the investment choices or combination of investment choices as may be offered by the Committee from time to time in accordance with the rules, regulations and procedures established by the Committee. The Committee may add or remove investment choices at its sole discretion; provided, however, no amount shall be subject to forfeiture solely by reason of a removal of an investment choice in accordance with section 6.3 hereof.

6.4 Investment Earnings. Each Participant's Deferral Account shall be credited with earnings and losses in accordance with such Participant's investment choice(s). Earnings and losses shall begin to accrue with respect to amounts credited to a Participant's Deferral Account under section 6.1 in accordance with the procedures established by the Committee.


ARTICLE VII

Matching Contributions

7.1 12% Match. As soon as administratively feasible after the amounts deferred by a Participant under section 6.1 hereof are credited to the Participant's Deferral Account, such Participant's Stock Account shall be credited with the number of Stock Units (including fractions thereof) equal to

               (a) twelve percent of such amount deferred under section 6.1, divided by

               (b) the Fair Value (for the day the relevant deferral was made) of a share of Common Stock.

7.2 Vesting. Each Participant shall have a nonforfeitable and fully vested right to the amounts credited in such Participant's Stock Account.

7.3 Dividend Equivalents. With respect to any cash dividend paid on Common Stock, each Participant's Stock Account shall be credited (as soon as administratively feasible after such dividend is paid) with the number of Stock Units (including fractions thereof) equal to

                    (a) the product of the number of Stock Units credited to the Stock Account on the record date for such dividend (including Stock Units credited as of the record date) times the Dividend Equivalent, divided by

                    (b) the Fair Value (for the day on which such dividend was paid) of a share of Common Stock.

7.4 Change in Capitalization. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Common Stock, the number of Stock Units credited to a Participant's Stock Account shall be appropriately adjusted on the same basis as specified by the Committee.

7.5 Section 16(b). Notwithstanding any provision to the contrary, Participants who are actually or potentially subject to section 16(b) of the Securities Exchange Act of 1934, as amended, shall be subject to any procedures adopted by the Committee, including without limitation the delay of any payment from a Participant's Stock Account.



ARTICLE VIII

Distributions

8.1 Filing an Election. With each Deferral Election, a Participant must file a Payment Election that provides for the method of payment for amounts deferred under the Deferral Election. Such Payment Election shall be irrevocable except that if a Participant originally elects payment in the form of a single sum, such Participant may change such election to an election for periodic payments, provided, however, that such Participant may elect to make this change only once, that such periodic payments commence on the same day that the single sum would have otherwise been paid and that such election change is filed with the Committee before the first day of the Plan Year immediately preceding the Plan Year in which payment of the single sum was to be made.

8.2 Timing of Payment. With respect to (a) amounts deferred under Article V hereof for any Plan Year and the net earnings thereon and (b) the 12% Match credited by reason of such deferral and the Dividend Equivalents thereon, payment of such amounts credited under the Plan shall be made to the Participant in the time and manner specified on the applicable Deferral Election. Notwithstanding the foregoing and any payment election made by a Participant, if a Participant's employment with the Company is terminated for any reason prior to the Participant's 55th birthday, then the Participant shall receive in a single sum all the benefits due the Participant hereunder valued as of the first business day of February immediately following the calendar year in which his termination of employment occurs and paid as soon as administratively feasible on or after such day.

8.3      Form of Payment.

         (a) Any payment from a Participant's Deferral Account shall be made in the form of cash.

         (b) Any payment of Stock Units from a Participant's Stock Account shall be made with a corresponding number of whole shares of Common Stock and, if applicable, payment of any fractional Stock Units shall be made in cash.

8.4 Account Balance. Upon payment to a Participant under this Article VIII, such Participant's Deferral Account and Stock Account shall be reduced by the cash amounts and Stock Units distributed or forfeited (under section 8.7) from the respective accounts.

8.5      Death or Disability.

         (a) In the event of the Participant's death, the balance of such Participant's Deferral Account and Stock Account shall be paid to the Participant's designated beneficiary or, if no beneficiary has been designated, to the Participant's estate in a single sum as soon as administratively feasible after the first business day of February following the calendar year of the Participant's death.

         (b) In the event of the Participant's Disability, the balance of such Participant's Deferral Account and Stock Account shall be paid to the Participant (or the Participant's legal representative) in the manner prescribed by the Committee at its sole discretion.

8.6 Distribution for Unforeseeable Emergency. Notwithstanding any provision to the contrary, in the event of an Unforeseeable Emergency a Participant shall be entitled to early payment of all or part of the balance of such Participant's Deferral Account and Stock Account to the extent reasonably needed to satisfy the Unforeseeable Emergency need. An application for an early payment under this section 8.6 shall be made in accordance with the procedures and requirements adopted by the Committee.

8.7 Early Distribution. Notwithstanding any provision to the contrary, a Participant shall be entitled to payment of all or part of the balance of such Participant's Deferral Account prior to the date of distribution specified in the applicable Payment Election in accordance with the procedures and requirements adopted by the Committee; provided, however, six percent of the early payment amount otherwise payable from the Deferral Account shall be forfeited and the Participant shall have no right or entitlement whatsoever with respect to such forfeited amount.

8.8 Valuation of Distributions. Any distribution to be made in cash shall be based on the value of the Participant's Deferral Account as of the valuation date (described below). Any distribution to be made in the form of Common Stock shall be based on the number of Stock Units credited to the Participant's Stock Account as of the valuation date (described below) and, if applicable, any distribution to be made in cash because of fractional shares shall be based on the Fair Value as of the applicable valuation date.

         (a) Valuation Date for Distributions for Unforeseeable Emergency, Early Distribution and Disability. If the Participant (or his beneficiary) is entitled to a distribution under section 8.5(b), section 8.6, or section 8.7, then the Committee shall choose for such Participant the valuation date (or dates) for such distribution (or distributions) and such distribution (or distributions) shall occur as soon as administratively feasible after such valuation date (or dates).

         (b) Change in Control. If the Participant (or his beneficiary) is entitled to a distribution under Article XI, then the day of the Change in Control shall be the valuation date.

         (c) Valuation Date for All Other Distributions. The valuation date for all other distributions shall be the first business day of February of the calendar year during which such distribution is made.

8.9 162(m) Deduction Limitation. In the event the Company would be denied a deduction for amounts otherwise payable in any Plan Year to a Participant under this Article VIII by reason of the application of section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee, in its sole discretion, may reduce any payment otherwise due to such Participant (but not below zero) to the extent necessary to avoid such application of section 162(m) and such amount not paid and the net earnings or Dividend Equivalents thereon shall be paid to the Participant in the earliest Plan Year(s) in which payment may be made without application of section 162(m).


ARTICLE IX

Statement of Accounts

Statements shall be sent no less frequently than annually to each Participant (or such Participant's estate, beneficiary or legal representative).



ARTICLE X

Beneficiary Designation

Each Participant shall have the right, at any time, to designate any individual or entity as such Participant's designated beneficiary. A beneficiary designation shall be made, and may only be amended or revoked, by the Participant by filing a written designation with the Committee or its designee in accordance with the procedures adopted by the Committee. Any such beneficiary designation shall apply to all benefits under this Plan and the Tandy Corporation Executive Deferred Stock Plan.


ARTICLE XI

Change in Control

Notwithstanding anything to the contrary in this Plan or in any Payment Election, if a "Change in Control" (as defined in the Tandy Corporation 1997 Incentive Stock Plan) of the Company occurs, then (a) effective on the date of the Change in Control, all Deferral Elections shall become null and void and no more deferrals shall be accepted under the Plan and (b) within two weeks of the date of the Change in Control, the Committee shall pay to each Participant (or his beneficiary) in a single sum the value of his or her Deferral Account, if any, in cash and Stock Account, if any, in shares of Common Stock.


ARTICLE XII

Amendment or Termination

The Board or the Committee may (in its sole discretion) amend, modify or terminate the Plan at any time for any or no reason; provided, however, no amendment, modification or termination shall, without the consent of the Participant, adversely affect such Participant's right to payment from the Participant's vested balance under the Deferral Account and the Stock Account as of the date of such amendment, modification or termination.


ARTICLE XIII

Miscellaneous

13.1 Unsecured Right. Any right to receive a payment under the Plan shall be no greater than that of an unsecured general creditor of the Company. No amount payable under the Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant. No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the Stock Units credited to such Participant's Stock Account. The Committee may, but need not, establish a grantor trust (commonly referred to as a "rabbi trust") to hold assets of the Company that may, but need not, be used to pay benefits hereunder.

13.2 No Right to Continued Employment. Participation in the Plan shall not give any employee any right to remain in the employ of the Company or any subsidiary or affiliate thereof.

13.3 Withholding. The Company shall withhold to the extent required by law all applicable income and other taxes from amounts deferred or paid under the Plan.

13.4 Governing Law, Jurisdiction, and Venue. The Plan shall be construed, governed and enforced in accordance with the laws of the State of Texas, without reference to rules relating to conflicts of law, except to the extent preempted by federal law. Any action arising out of or relating to the Plan, the Company, Participants, or any transaction under the Plan shall be brought in state or federal courts located in Tarrant County, Texas.

13.5 Compliance with Other Laws. The Committee may, from time to time, impose additional restrictions upon Participants as it deems necessary, advisable or appropriate in order to comply with applicable federal and state securities laws, or other federal laws.





                                TANDY CORPORATION
                          EXECUTIVE DEFERRED STOCK PLAN






                          Effective as of April 1, 1998




ARTICLE I

Purpose

1.1 General. The purpose of the Plan is to attract, motivate and retain top management employees of the Company by providing an opportunity and an incentive for each individual to defer the receipt of compensation otherwise payable currently and to accumulate earnings thereon on a tax-deferred basis.

1.2 Unfunded Plan. The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.


ARTICLE II

Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1 12% Match. "12% Match" means the amount credited to a Participant's Stock Account by reason of an elective deferral as prescribed by section 7.1 hereof.

2.2 25% Match. "25% Match" means the amount credited to a Participant's Stock Account by reason of an elective deferral as prescribed by section 7.3 hereof.

2.3  Board. "Board" means the Board of Directors of the Company.

2.4 Bonus Deferral Election. "Bonus Deferral Election" means an election to defer payment of an annual bonus, If any, in the form(s) provided by the Committee subject to the requirements and terms of Article IV hereof.

2.5 Committee. "Committee" means a committee of the Board consisting of at least two (2) members, all of whom are Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.6 Common Stock. "Common Stock" means the common stock, par value of $1.00 per share, of the Company.

2.7 Company. "Company" means Tandy Corporation, a Delaware corporation, or any successor entity thereto, including without limitation, the transferee of all or substantially all of the stock or assets of the Company.

2.8 Deferral Election. "Deferral Election" means a Salary Deferral Election, Bonus Deferral Election, Option Deferral Election, or Restricted Stock Deferral Election as defined under this Article II. 2.9 Disability. "Disability" means the suffering from a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with rules applied uniformly to all employees of the Company, totally and permanently prevents the Participant from performing the customary duties of his or her regular job with the Company.

2.10 Disinterested Director. "Disinterested Director" means a director of the Company who is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

2.11 Dividend Equivalent. "Dividend Equivalent" means the amount equal to the cash dividend payable on a single share of Common Stock.

2.12 Fair Value. "Fair Value" means the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange on any day (or if Common Stock was not traded on such day, the most recent preceding trading day).

2.13 Mature Common Stock. "Mature Common Stock" means Common Stock that has been held by the Participant for at least six months and is "mature" as provided for in Emerging Issues Task Force (EITF) Issue No. 97-5, as amended.

2.14 Option Deferral Election. "Option Deferral Election" means an election to defer the receipt of Profit Shares otherwise transferable to the Participant upon exercise of a Stock Option in the form(s) provided by the Committee subject to the requirements and terms of Article IV hereof.

2.15 Participant.   "Participant"  means  any  individual  who  is  eligible  to participate in the Plan as provided in section 4.1 hereof.

2.16 Payment Election. "Payment Election" means an election to determine the time and manner of payments hereunder in the form(s) provided by the Committee subject to the requirements and terms of Article VIII hereof.

2.17 Plan. "Plan" means the Tandy Corporation Executive Deferred Stock Plan, as from time to time amended.

2.18 Plan Year. "Plan Year" means the period beginning on the effective date of the Plan and ending on December 31 and thereafter any calendar year.

2.19 Profit Shares. "Profit Shares" means (1) the total number of Common Stock shares acquired pursuant to the exercise of a Stock Option, minus (2) the number of Mature Common Shares used to exercise the Stock Option.

2.20 Purchase Price. "Purchase Price" means the pre-determined purchase price for a single share of Common Stock under a Stock Option.

2.21 Restricted Stock. "Restricted Stock" means Common Stock granted to an employee of the Company subject to a substantial risk of forfeiture until a date on which certain service-based requirements are satisfied.


2.22 Restricted Stock Deferral Election. "Restricted Stock Deferral Election" means an election to defer compensation in the amount of nonvested Restricted Stock in the form(s) provided by the Committee subject to the requirements and terms of Article IV hereof.

2.23 Salary Deferral Election. "Salary Deferral Election" means an election to defer payment of base salary in the form(s) provided by the Committee subject to the requirements and terms of Article IV hereof.

2.24 Stock Account. "Stock Account" means the notional account established and maintained for each Participant in accordance with Article VI and Article VII hereof, for bookkeeping purposes only. Amounts credited to the Stock Account shall be expressed in the form of Stock Units and fractional Stock Units.

2.25 Stock Option. "Stock Option" means a nonqualified stock option granted to an employee of the Company to purchase a pre-determined number of shares of Common Stock at the designated Purchase Price.

2.26 Stock Unit. "Stock Unit" means a unit of account which is deemed to equal a single share of Common Stock.

2.27 Unforeseeable Emergency. "Unforeseeable Emergency" means an immediate financial need of the Participant resulting from extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.


ARTICLE III

Administration

3.1 Committee. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Except as otherwise provided in the Plan, the Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper.

3.2 Duties. The Committee, or any person or entity designated by the Committee, shall be responsible for the administration of the Plan including but not limited to determination of eligibility, receiving deferral elections, provision of investment choices, distribution of benefits hereunder, maintenance of account balances, calculation of hypothetical investment returns and any other duties concerning the day-to-day operation of the Plan.

3.3 Adjudication. Any decision made, or action taken, by the Committee or the Board arising out of, or in connection with, the interpretation and administration of the Plan, including but not limited to the adjudication of claims and payment of benefits hereunder, shall be final and conclusive.


3.4 Indemnification. No member of the Committee or its delegate shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing, denying authorization to, or failing to authorize any transaction hereunder.


ARTICLE IV

Participation

4.1 Eligibility. Participation in the Plan shall be limited to any employee of the Company and its subsidiaries who is either an officer of the Company or a division officer on the effective date of the Plan or who is otherwise selected by the Committee, in its sole discretion, to participate in the Plan.

4.2      Filing an Election.

          (a) A Salary Deferral Election shall be effective for a Plan Year if the Participant files an executed Salary Deferral Election with the Committee by December 15th of the Plan Year immediately preceding such Plan Year, provided however, for the initial Plan Year, a Participant may file an executed Salary Deferral Election with the Committee by March 27, 1998 which shall solely cover salary paid on or after April 1 of such Plan Year.

          (b) A Bonus Deferral Election shall be effective for the Plan Year for which the bonus, if any, is earned if the Participant files an executed Bonus Deferral Election with the Committee by September 30th of such Plan Year.

          (c) An Option Deferral Election shall be effective for a specific Stock Option (or portion thereof) if the Participant files an executed Option Deferral Election with the Committee at least six months prior to the exercise of the relevant Stock Option. Once filed, an Option Deferral Election shall remain in effect until the day that is 6 months prior to the last day of the term of the relevant Stock Option and the Participant shall not be able to exercise the specific Stock Option during the period beginning on the day the Option Deferral Election is filed and ending on the sixth month anniversary of such day. Notwithstanding the foregoing, any Option Deferral Election shall become null and void with respect to the unexercised portion of any Stock Option if the Participant's employment is terminated (either voluntarily or involuntarily) or there is a Change in Control as defined in
               Article XII.

          (d) A Restricted Stock Deferral Election shall be effective for a specific Restricted Stock grant if the Participant files an executed Restricted Stock Deferral Election with the Committee at least six months prior to the date the relevant Restricted Stock would otherwise vest.

          (e) Notwithstanding the foregoing, if (during any Plan Year) any employee of the Company or its subsidiaries is hired or promoted into the classification of employees eligible to participate in the Plan described in Section 4.1, then such employee shall become a Participant in the Plan on the first day of the second month following such employee's date of hire or date of promotion ("Initial Eligibility Date") and he may file a Deferral Election for the Plan Year including his Initial Eligibility Date subject to the following:

                  (1) Salary Deferral Election. The Participant must file the Salary Deferral Election no later than 10 days prior to his Initial Eligibility Date and the Salary Deferral Election shall solely cover salary paid on or after his Initial Eligibility Date through the last day of such Plan Year.

                  (2) Bonus Deferral Election. The Participant may file a Bonus Deferral Election subject to the terms and conditions otherwise described in this Section 4.2 and the Plan.

                  (3) Option Deferral Election. The Participant may file an Option Deferral Election any time prior to or after his Initial Eligibility Date. Such Option Deferral Election shall be subject to the terms and conditions otherwise described in this Section 4.2 and the Plan.

                  (4) Restricted Stock Deferral Election. The Participant may file a Restricted Stock Deferral Election any time prior to or after his Initial Eligibility Date. Such Restricted Stock Deferral Election shall be subject to the terms and conditions otherwise described in this Section 4.2 and the Plan.

4.3 Irrevocable. A Deferral Election shall be irrevocable once filed with the Committee except as provided in Articles IX, XII, and XIII hereof.


ARTICLE V

Compensation Subject to Deferral

5.1 Base Salary. With respect to the base salary otherwise payable to a Participant during the Plan Year for which a Salary Deferral Election is in effect, the dollar amount or percentage of salary specified on such Salary Deferral Election shall be deferred in accordance with the terms prescribed therein; provided however that such Salary Deferral Election shall be for no more than 80% of the Participant's salary, unless otherwise permitted by the Committee.

5.2 Annual Bonus. With respect to the annual bonus, if any, that is earned by a Participant during the Plan Year for which a Bonus Deferral Election is in effect, the dollar amount or percentage of annual bonus specified on such Bonus Deferral Election shall be deferred in accordance with the terms prescribed therein; provided however that such Bonus Deferral Election shall be for no more than 80% of the Participant's bonus, unless otherwise permitted by the Committee.

5.3      Profit Shares from Stock Option.

         (a) With respect to a Stock Option exercised by a Participant for which an Option Deferral Election is in effect, the payment of Profit Shares otherwise transferable to the Participant shall be deferred in accordance with the terms prescribed therein.

         (b) If the Option Deferral Election is only with respect to a portion of a particular Stock Option, then any shares attributable to the exercise of the Stock Option shall first be deemed to be Profit Shares subject to the Option Deferral Election.

         (c) Any Option Deferral Election shall require the Participant to pay the aggregate Purchase Price payable pursuant to the exercise of the Stock Option (or portion thereof) subject to the Option Deferral Election, with shares of Mature Common Stock (with any fractional shares to be paid in cash).

5.4      Restricted Stock.

         (a) With respect to any Restricted Stock for which a Restricted Stock Deferral Election is in effect, the Participant shall relinquish such number of shares of Restricted Stock to the Company on the day such Restricted Stock Deferral Election is filed with the Committee and the Participant shall be entitled to an allocation of Stock Units under section 6.1 with respect to such Restricted Stock in accordance with the terms prescribed therein.

         (b) Notwithstanding the foregoing, any restrictions which would otherwise apply to the Restricted Stock pursuant to any other agreements between the Company and the Participant shall continue to apply to the deferred amounts unless and until such restrictions lapse in accordance with the terms of such other agreement, except as otherwise provided by the Committee.


ARTICLE VI

Elective Deferrals

6.1 Elective Deferral. As and when cash amounts and/or Common Stock shares which are deferred under Article V hereof would otherwise have been paid to the Participant (or, in the case of Restricted Stock, as and when such shares are relinquished to the Company), the Participant's Stock Account shall be credited, as soon as administratively feasible, with the number of Stock Units (including fractions thereof) equal to the sum of:

          (a) the cash amounts deferred divided by the Fair Value (for the day the relevant deferral was made) of the Common Stock; and

          (b) the number of shares of Common Stock deferred (plus, in the case of Restricted Stock, the amount of any accrued dividends on such shares of Restricted Stock divided by the Fair Value [for the day the relevant deferral was made] of the Common Stock).

6.2       Vesting.

         (a) Each Participant shall have a nonforfeitable and fully vested right with respect to the Stock Units allocated to the Participant's Stock Account (and the Dividend Equivalents thereon) pursuant to a Salary Deferral Election, a Bonus Deferral Election, or an Option Deferral Election.

         (b) The Stock Units allocated to a Participant's Stock Account (and the Dividend Equivalents thereon) pursuant to a Restricted Stock Deferral Election shall become vested as provided in section 5.4(b).


ARTICLE VII

Matching Contributions

7.1 12% Match. As and when Stock Units are credited to the Participant's Stock Account by reason of a Salary Deferral Election or a Bonus Deferral Election for a Plan Year under Article VI hereof, the Participant's Stock
     Account shall be credited with an additional number of Stock Units (including fractions thereof) equal to twelve percent of such Stock Units credited for elective deferrals under Article VI hereof.

7.2 Vesting for 12% Match. Each Participant shall have a nonforfeitable and fully vested right to the 12% Match and the Dividend Equivalents thereon under Article VIII hereof.

7.3 25% Match. If Stock Units are credited to the Participant's Stock Account by reason of a Salary Deferral Election or a Bonus Deferral Election for a Plan Year under Article VI hereof and payment of all of the Stock Units is deferred (a) until after the end of the fifth Plan Year which follows the Plan Year during which such elective deferrals are initially made or (b) until the earlier of (1) after the end of such fifth Plan Year or (2) the Participant's termination of employment, the Participant's Stock Account shall be credited with an additional number of Stock Units (including fractions thereof) equal to twenty-five percent of such Stock Units initially credited for elective deferrals under Article VI hereof.

7.4  Vesting for 25% Match.

         (a) Twenty percent of the 25% Match and the Dividend Equivalents thereon under Article VIII hereof shall vest on the last day of the initial Plan Year during which the 25% Match is credited. An additional twenty percent of the 25% Match and the Dividend Equivalents thereon shall vest on the last day of each succeeding Plan Year until one-hundred percent of the 25% Match and the Dividend Equivalents thereon become nonforfeitable and fully vested on the last day of fourth Plan Year which follows the Plan Year during which the 25% Match is credited.

         (b) If a Participant's employment with the Company is terminated for any reason other than death or Disability, the non-vested portion of any 25% Match and the Dividend Equivalents thereon shall be forfeited on the date of such termination and the Participant's rights with respect to such forfeited amount shall be null and void thereafter.

         (c) Notwithstanding the foregoing, in the event of the Participant's death or Disability while an employee of Tandy or any of its subsidiaries or in the event of a Change in Control (as defined in Article XII), any 25% Match and the Dividend Equivalents thereon credited to the Participant's Stock Account shall become fully vested and nonforfeitable immediately.


ARTICLE VIII

Maintenance of Stock Accounts

8.1 Dividend Equivalents. With respect to any cash dividend paid on Common Stock, each Participant's Stock Account shall be credited (as soon as administratively feasible after such dividend is paid) with the number of Stock Units (including fractions thereof) equal to

          (a) the product of the number of Stock Units credited to the Stock Account on the record date for such dividend (including Stock Units credited as of the record date) times the Dividend Equivalent, divided by

          (b) the Fair Value (for the day such dividend was paid) of a share of Common Stock.

8.2 Change in Capitalization. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Common Stock, the number of Stock Units credited to a Participant's Stock Account shall be appropriately adjusted on the same basis as specified by the Committee.

8.3 Section 16(b). Notwithstanding any provision to the contrary, Participants who are actually or potentially subject to section 16(b) of the Securities Exchange Act of 1934, as amended, shall be subject to any procedures adopted by the Committee, including without limitation the delay of any payment from a Participant's Stock Account.


ARTICLE IX

Distributions

9.1 Filing an Election. With each Deferral Election, a Participant must file a Payment Election that provides for the method of payment for amounts deferred under the Deferral Election. Such Payment Election shall be irrevocable except that if a Participant originally elects payment in the form of a single sum, such Participant may change such election to an election for periodic payments, provided, however, that such Participant may elect to make this change only once, that such periodic payments commence on the same day that the single sum would have otherwise been paid and that such election change is filed with the Committee before the first day of the Plan Year immediately preceding the Plan Year in which payment of the single sum was to be made.

9.2 Timing of Payment. With respect to (a) amounts deferred under Article V hereof for any Plan Year and the Dividend Equivalents thereon and (b) the 12% Match and any 25% Match credited by reason of such deferral and the Dividend Equivalents thereon, payment of the vested portion of such amounts credited under the Plan shall be made to the Participant in the time and manner specified on the applicable Deferral Election.
         Notwithstanding the foregoing and any payment election made by a Participant, if a Participant's employment with the Company is terminated for any reason prior to the Participant's 55th birthday, then the Participant shall receive in a single sum all vested benefits due the Participant hereunder valued as of the first business day of February immediately following the calendar year in which his termination of employment occurs and paid as soon as administratively feasible after such day.

9.3      Form of Payment.

         Any payment of Stock Units from a Participant's Stock Account shall be made with a corresponding number of whole shares of Common Stock and, if applicable, payment of any fractional Stock Units shall be made in cash.

9.4 Stock Account Balance. Upon payment to a Participant under this Article IX or forfeiture pursuant to section 5.4(b) or section 7.4, such Participant's Stock Account shall be reduced by the number of Stock Units distributed or forfeited from the Stock Account.

9.5      Death or Disability.

         (a) In the event of the Participant's death, the vested balance of such Participant's Stock Account shall be paid to the Participant's designated beneficiary or, if no beneficiary has been designated, to the Participant's estate in a single sum as soon as soon as administratively feasible after the first business day of February following the calendar year of the Participant's death.

         (b) In the event of the Participant's Disability, the vested balance of such Participant's Stock Account shall be paid to the Participant (or the Participant's legal representative) in the manner prescribed by the Committee at its sole discretion.

9.6 Distribution for Unforeseeable Emergency. Notwithstanding any provision to the contrary, in the event of an Unforeseeable Emergency a Participant shall be entitled to early payment of all or part of the vested balance of such Participant's Stock Account to the extent reasonably needed to satisfy the Unforeseeable Emergency need. An application for an early payment under this section 9.6 shall be made in accordance with the procedures and requirements adopted by the Committee.

9.7 Valuation of Distributions. Any distribution to be made in the form of Common Stock shall be based on the number of Stock Units credited to the Participant's Stock Account as of the valuation date (described below) and, if applicable, any distribution to be made in cash because of fractional shares shall be based on the Fair Value as of the applicable valuation date.

         (a) Valuation Date for Distributions for Unforeseeable Emergency or Disability. If the Participant (or his beneficiary) is entitled to a distribution under section 9.5(b) or section 9.6, then the Committee shall choose for such Participant the valuation date (or dates) for such distribution (or distributions) and such distribution (or distributions) shall occur as soon as administratively feasible after such valuation date (or dates).

         (b) Change in Control. If the Participant (or his beneficiary) is entitled to a distribution under Article XII, then the day of the Change in Control shall be the valuation date.

         (c) Valuation Date for All Other Distributions. The valuation date for all other distributions shall be the first business day of February of the calendar year during which such distribution is made.

9.8 162(m) Deduction Limitation. In the event the Company would be denied a deduction for amounts otherwise payable in any Plan Year to a Participant under this Article IX by reason of the application of section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee, in its sole discretion, may reduce any payment otherwise due to such Participant (but not below zero) to the extent necessary to avoid such application of section 162(m) and such amount not paid and the Dividend Equivalents thereon shall be paid to the Participant in the earliest Plan Year(s) in which payment may be made without application of section 162(m).



ARTICLE X

Statement of Accounts

Statements shall be sent no less frequently than annually to each Participant (or such Participant's estate, beneficiary or legal representative).

ARTICLE XI

Beneficiary Designation

Each Participant shall have the right, at any time, to designate any individual or entity as such Participant's designated beneficiary. A beneficiary designation shall be made, and may only be amended or revoked, by the Participant by filing a written designation with the Committee or its designee in accordance with the procedures adopted by the Committee. Any such beneficiary designation shall apply to all benefits under this Plan and the Tandy Corporation Executive Deferred Compensation Plan.


ARTICLE XII

Change in Control

Notwithstanding anything to the contrary in this Plan or in any Payment Election, if a "Change in Control" (as defined in the Tandy Corporation 1997 Incentive Stock Plan) of the Company occurs, then (a) effective on the date of the Change in Control, all amounts credited under the Plan shall become vested and nonforfeitable, (b) effective on the date of the Change in Control, all Deferral Elections shall become null and void and no more deferrals shall be accepted under the Plan and (c) within two weeks of the date of the Change in Control, the Committee shall pay to each Participant (or his beneficiary) in a single sum the value of his or her Stock Account in shares of Common Stock.


ARTICLE XIII

Amendment or Termination

The Board or the Committee may amend, modify or terminate the Plan at any time for any or no reason; provided, however, no amendment, modification or termination shall, without the consent of the Participant, adversely affect such Participant's right to payment from the Participant's vested balance under the Stock Account as of the date of such amendment, modification or termination.


ARTICLE XIV

Miscellaneous

14.1 Unsecured Right. Any right to receive a payment under the Plan shall be no greater than that of an unsecured general creditor of the Company. No amount payable under the Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant. No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the Stock Units credited to such Participant's Stock Account. The Committee may, but need not, establish a grantor trust (commonly referred to as a "rabbi trust") to hold assets of the Company that may, but need not, be used to pay benefits hereunder.

14.2 No Right to Continued Employment. Participation in the Plan shall not give any employee any right to remain in the employ of the Company or any subsidiary or affiliate thereof.

14.3 Withholding. The Company shall withhold to the extent required by law all applicable income and other taxes from amounts deferred or paid under the Plan.

14.4 Governing Law, Jurisdiction, and Venue. The Plan shall be construed, governed and enforced in accordance with the laws of the State of Texas, without reference to rules relating to conflicts of law, except to the extent preempted by federal law. Any action arising out of or relating to the Plan, the Company, Participants, or any transaction under the Plan shall be brought in state or federal courts located in Tarrant County, Texas.

14.5 Compliance with Other Laws. The Committee may, from time to time, impose additional restrictions upon Participants as it deems necessary, advisable or appropriate in order to comply with applicable federal and state securities laws, or other federal laws.